Exhibit 99.1

Shuttle Pharma to Present at the Planet MicroCap Showcase: VEGAS 2025 on April 23, 2025

Company to conduct 1x1 meetings on April 24, 2025

GAITHERSBURG, Md., April 21, 2025 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH) (“Shuttle Pharma” or the “Company”), a discovery and development stage specialty pharmaceutical company focused on improving outcomes for cancer patients treated with radiation therapy (RT), today announced that it will be presenting at the Planet MicroCap Showcase: VEGAS 2025 in partnership with MicroCapClub on Wednesday, April 23, 2025, at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). Anatoly Dritschilo, M.D., Chairman of the Board of Directors and Chief Scientific Officer of Shuttle Pharma, will be hosting the presentation and answering questions at the conclusion.

Dr. Dritschilo’s presentation will focus on providing an overview and update on the Company’s ongoing Phase 2 trial of Ropidoxuridine and RT for treatment of patients with glioblastoma as well as advancements being made in the Company’s Shuttle Diagnostics subsidiary which aims to develop pretreatment diagnostic blood tests and imaging agents for prostate cancer patients.

To access the live presentation, please use the following information:

Planet MicroCap Showcase: VEGAS 2025 in partnership with MicroCapClub

Date: Wednesday, April 23, 2025

Time: 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time)

Location: Track 3 – Chablis at the Paris Hotel & Casino in Las Vegas, NV

Webcast: https://event.summitcast.com/view/YNz6mnmEsXyrdRxb78w2nX/Js2DcQMoTdPkzijmn5bhuj

If you would like to schedule a 1x1 meeting with management, please contact your Planet MicroCap representative or the Company’s investor relations team at 1x1@lythampartners.com. 1x1 meetings will be scheduled and conducted in person at the conference venue: Paris Hotel & Casino in Las Vegas, NV

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharma is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of Shuttle Pharma’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025, as well other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharmaceuticals specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D.

Chairman and Chief Scientific Officer

240-403-4212

info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

Robert Blum

602-889-9700

shph@lythampartners.com